UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 22, 2003

WESTMORELAND COAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-11155	23-1128670

(Commission File Number)	(I.R.S. Employer
Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903

(Address of Principal Executive Offices)                   (Zip Code)

Registrant’s Telephone Number, Including Area Code: (719) 442-2600

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure.
SIGNATURES
EX-99.1 Slide Show Presentation

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1	Slide show presentation first presented by Westmoreland Coal Company on May 22, 2003.

Item 9. Regulation FD Disclosure.

     Westmoreland Coal Company plans to present a slide show presentation at its annual meeting of stockholders on May 22, 2003. The slide show presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates. The information in the materials is presented as of May 22, 2003, and the Company does not assume any obligation to update such information in the future.

     Safe Harbor Statement

     Statements contained in the slide show presentation that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WESTMORELAND COAL COMPANY
Date:	May 22, 2003	By:	/s/ Ronald H. Beck

Ronald H. Beck Vice President — Finance and Treasurer (A Duly Authorized Officer)